UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2021

CARRIER GLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39220	83-4051582
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13995 Pasteur Boulevard
Palm Beach Gardens	Florida	33418
(Address of principal executive offices, including zip code)

(561)	365-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CARR	New York Stock Exchange

Item 8.01 Other Events

As previously disclosed, on June 2, 2020, Carrier Global Corporation (the “Company”) entered into an amendment (the “Amendment”) of the Revolving Credit Agreement, dated as of February 10, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, as borrower, the Subsidiary Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, under which certain terms of the Credit Agreement were amended for a period beginning on June 2, 2020 and ending on December 30, 2021 (the “Covenant Modification Period”).

The Amendment, for the Covenant Modification Period, (a) increased the Consolidated Leverage Ratio (as defined in the Credit Agreement) limits and (b) implemented (i) limitations on the incurrence of subsidiary indebtedness and the making of restricted payments and (ii) a “most favored nations” provision related to certain terms of any committed credit facility in an amount greater than $100 million.

Under the Credit Agreement, the Company had the right to terminate the Covenant Modification Period prior to its scheduled termination date by delivering written notice of its desire to terminate together with a certification that the Consolidated Leverage Ratio for the most recent Test Period was less than 4.00:1.00.

The Company terminated the Covenant Modification Period effective as of August 27, 2021 (the “Termination Effective Date”) by delivering written notice of its desire to terminate the Covenant Modification Period as of the Termination Effective Date together with a certification of its compliance with the Consolidated Leverage Ratio for the Test Period ended June 30, 2021, in accordance with the procedure for termination of the Covenant Modification Period set forth in the Credit Agreement. As a result, as of the Termination Effective Date, the Consolidated Leverage Ratio covenant returned to its limits in effect prior to the Amendment and the subsidiary indebtedness, restricted payments and “most favored nations” covenants were terminated.

(d) Exhibits.

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER GLOBAL CORPORATION
(Registrant)

Date: August 27, 2021	By:	/S/ Mark G. Thompson
Mark G. Thompson
Vice President, Secretary & Deputy Legal Officer